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                                                                  Exhibit 4a(iv)

                                                                  Execution Copy


                            AMENDMENT AGREEMENT NO. 1

                               dated 25 March 2003

                                     between

InCentive Capital AG
c/o Bar & Karrer, Baarerstrasse 8,
CH-6301 Zug, Switzerland                                           ("InCentive")

                                       and

Smith & Nephew plc.
Heron House, 15 Adam Street,                              ("Smith & Nephew plc")
London WC2N 6LA, United Kingdom

                                       and

Smith & Nephew Group Limited
(formerly known as Meadowclean Limited,
to be renamed Smith & Nephew Group plc)             ("Smith & Nephew Group plc")
122 Moulin de la Ratte,
CH-1236 Cartigny, Geneva, Switzerland

                                    Regarding

                   A Transaction Agreement dated 20 March 2003

(A) Whereas, the parties hereto (the "Parties") entered into a transaction agreement dated 20 March 2003 regarding a public tender offer to all shareholders of InCentive (the "Transaction Agreement").

(B) Whereas, Section 3.2(b) of the Transaction Agreement provides that sales by InCentive of its treasury shares to non-related third parties shall be permitted.

(C) Whereas, the Parties wish to adapt Section 3.5 of the Transaction Agreement accordingly.

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                                      -2-

NOW, THEREFORE, the Parties agree as follows:

1. The capitalised terms used in this Amendment Agreement No. 1 shall have the meanings ascribed to them in the Transaction Agreement.

2. Section 3.5 of the Transaction Agreement shall be amended by adding the words "except as otherwise permitted in Section 3.2(b)" after the words "and shall not dispose of any such shares".

3. This Amendment Agreement No. 1 shall be a part of the Transaction Agreement, and, subject to paragraph 2 hereof, all terms and conditions of the Transaction Agreement shall remain in full force and effect as set forth in the Transacton Agreement.

Smith & Nephew plc


/s/ Christopher J. O'Donnell                   /s/ Peter Hooley
----------------------------------------      ----------------------------------
Name:     Christopher J. O'Donnell            Name:    Peter Hooley
       ---------------------------------             ---------------------------
Title:    Chief Executive                     Title:   Finance Director
       ---------------------------------             ---------------------------


Smith & Nephew Group Limited

/s/ Pierre-Andre Chapatte                      /s/ Antoine Vidts
----------------------------------------      ----------------------------------
Name:    Pierre-Andre Chapatte                Name:    Antoine Vidts
       ---------------------------------             ---------------------------
Title:   Director                             Title:   Director
       ---------------------------------             ---------------------------


InCentive Capital AG

/s/ Rene Braginsky                             /s/ Thomas Wyler
----------------------------------------      ----------------------------------
Name:  Rene Braginsky                         Name:    Thomas Wyler
       ---------------------------------             ---------------------------
Title: Director and Chief Executive           Title:   Member of the Management
       ---------------------------------             ---------------------------
                                                       Board
                                                     ---------------------------